Exhibit 3.1



                        CERTIFICATE OF INCORPORATION

                                     OF

                     JONES APPAREL GROUP HOLDINGS, INC.


     FIRST: The name of the corporation is JONES APPAREL GROUP HOLDINGS,
INC.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

     THIRD: The nature of the business or purpose to be conducted or promoted is:

     To engage in the maintenance and management of intangible assets and investments and to collect and distribute the income therefrom.

     FOURTH: The Corporation shall have authority to issue 1,000 shares of common stock with a par value of $0 per share, amounting in the aggregate to 0.

     FIFTH: The name and mailing address of the incorporator is as follows:

                  Name                     Mailing Address

     Karen M. Wolcott                     1735 Market Street
                                          38th Floor
                                          Philadelphia, PA 19103-7598

     SIXTH: The confrontation is to have perpetual existence.

     SEVENTH: The Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

     EIGHTH: The number of directors constituting the initial Board of Directors shall be one (1), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than one. The names and addresses of the initial directors until the first annual meeting or until his successors are duly chosen and qualified are as follows:

                  Name                     Mailing Address

     Ira Dansky                           1411 Broadway - 37th Floor
                                          New York, NY 10018

     NINTH: No director of this Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty other than as expressly provided in Section 102(b)7 of Title 8 of the Delaware Code. It is the intention of this Article NINTH to limit the liability of directors of this Corporation to the fullest extent permitted by Section 102(b)7 of Title 8 or by any other present or future provision of Delaware Law.

     TENTH: The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by any present or future provision of Delaware Law. The Corporation shall pay and advance expenses to directors and officers for matters covered by indemnification to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents. This Article TENTH shall not exclude any other indemnification or other rights to which any party may be entitled in any manner.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly, I have hereunto set my hand this 7th day of October, 1998.

                                 /s/ Karen M. Wolcott
                                 --------------------------------


COMMONWEALTH OF PENNSYLVANIA  :
                              : SS
COUNTY OF PHILADELPHIA        :

     BE IT REMEMBERED that on this 7th day of October, 1998, personally came before me, a Notary Public for the Commonwealth of Pennsylvania, Karen
M. Wolcott, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.


                                 /s/ Rose A. Peach
                                 --------------------------------
                                 Notary Public

                                 My Commission Expires:

                                 January 23, 2003